UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2021, Edesa Biotech, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with RBC Capital Markets, LLC (“RBCCM”), pursuant to which the Company may offer and sell from time to time, through RBCCM as sales agent and/or principal, common shares of the Company, no par value per share (the “Common Shares”), having an aggregate offering price of up to $15.0 million.

The Common Shares will be offered and sold pursuant to an existing shelf registration statement on Form S-3 (File No. 333-233567) filed by the Company with the Securities and Exchange Commission (“SEC”), which was declared effective on September 12, 2019 by the SEC. A prospectus supplement relating to the offer and sale of the Common Shares pursuant to the Distribution Agreement also has been filed with the SEC.

Subject to the terms and conditions of the Distribution Agreement, RBCCM may sell the Common Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”). RBCCM will use commercially reasonable efforts to sell the Common Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay RBCCM a commission equal to 3.5% of the gross sales price of the Common Shares sold through RBCCM under the Distribution Agreement and has also agreed to reimburse RBCCM for certain expenses. The Company may also sell Common Shares to RBCCM as principal for RBCCM’s own account at a price agreed upon at the time of sale. Any sale of Common Shares to RBCCM as principal would be pursuant to the terms of a separate terms agreement between the Company and RBCCM.

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and RBCCM have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sales of Common Shares under the Distribution Agreement for general corporate purposes, which may include working capital, capital expenditures and research and development and manufacturing expenses.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Fasken Martineau DuMoulin LLP relating to the legality of the Common Shares that may be issued pursuant to the Distribution Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of November 22, 2021, by and between Edesa Biotech, Inc. and RBC Capital Markets, LLC.
5.1	Opinion of Fasken Martineau DuMoulin LLP regarding legality of the Common Shares.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: November 22, 2021	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer